Caterpillar Financial Asset Trust 2004-A
STATEMENT TO NOTEHOLDERS	EXHIBIT 99.3

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 BM1)	$171,521,855.23
per $1,000 original principal balance	$935.23

(b) Class A-2 Notes (CUSIP No. 149114 BN9)	$0.00
per $1,000 original principal balance	$0.00

(c) Class A-3 Notes (CUSIP No. 149114 BP4)	$0.00
per $1,000 original principal balance	$0.00

(d) Class B Notes (CUSIP No. 149114 BQ2)	$0.00
per $1,000 original principal balance	$0.00

(f) Total	$171,521,855.23

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 BM1)	$1,021,753.89
per $1,000 original principal balance	$5.57

(b) Class A-2 Notes (CUSIP No. 149114 BN9)	$2,383,466.67
per $1,000 original principal balance	$14.53

(c) Class A-3 Notes (CUSIP No. 149114 BP4)	$5,911,526.67
per $1,000 original principal balance	$20.87

(d) Class B Notes (CUSIP No. 149114 BQ2)	$449,182.07
per $1,000 original principal balance	$24.73

(f) Total	$9,765,929.29

(iii) (a) Aggregate Contract Balance at end of related collection period	$488,346,742.70
(b)Note Value at end of related collection period	$487,220,441.35

(iv) After giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes	$11,878,144.77
(2) Class A-1 Note Pool Factor	0.06

(b) (1) outstanding principal amount of Class A-2 Notes	$164,000,000.00
(2) Class A-2 Note Pool Factor	1.00

(c) (1) outstanding principal amount of Class A-3 Notes	$283,300,000.00
(2) Class A-3 Note Pool Factor	1.00

(d) (1) outstanding principal amount of Class B Notes	$18,161,000.00
(2) Class B Note Pool Factor	1.00

(v) Amount of Servicing Fee paid	$3,895,554.94

(vi) Amount of Administration fee being paid	$4,000.00

(vii) Aggregate Amount of Realized Losses for Collection Period	$475,813.75

(viii) Aggregate Purchase Amounts for Collection Period	$160,694.29

(ix) Balance of Reserve Account at end of related Collection Period	$14,821,701.67

(x) Specified Reserve Account Balance at end of related Collection Period	$14,821,701.67